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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 and related Prospectus pertaining to the STERIS Corporation 401(k) Plan of our report dated April 22, 1996, with respect to the consolidated financial statements and schedule of STERIS Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1996, filed with the Securities and Exchange Commission.

                                                    /s/ Ernst & Young LLP

                                                    ERNST & YOUNG LLP


Cleveland, Ohio
July 31, 1996